Exhibit 32.1

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The undersigned, who is the Chief Executive Officer and Chief Financial Officer of Image Chain Group Limited, Inc. (the “Company”), hereby certifies to his knowledge as follows:

The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2017 (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 22, 2017	/s/ David Po
David Po Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer) and Director